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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             January 24, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-7                            858770   33-36135   811-1777


DEFINED ASSET FUNDS-EIF UCSS-14                               781258   33-30637   811-3044


DEFINED ASSET FUNDS-MITF IS-184                               803858   33-49097   811-1777

DEFINED ASSET FUNDS- ITS-219 DAF                              868129   33-50647   811-1777
DEFINED ASSET FUNDS- ITS-243 DAF                              924332   33-56165

DEFINED ASSET FUNDS-MITF MPS-489                              803696   33-29259   811-1777
DEFINED ASSET FUNDS- MPS-550 DAF                              892774   33-55881   811-1777

DEFINED ASSET FUNDS-MITF MSS-19                               892844   33-49129   811-1777
DEFINED ASSET FUNDS- MSS 49 DAF                               895637   33-50245   811-1777
DEFINED ASSET FUNDS- MSS 50 DAF                               895638   33-50345
DEFINED ASSET FUNDS- MSS 51 DAF                               909997   33-50569   811-1777
DEFINED ASSET FUNDS-MITF MSS 7W                               847229   33-37521   811-1777
DEFINED ASSET FUNDS-MITF MSS 7X                               847230   33-37626   811-1777
DEFINED ASSET FUNDS-MITF MSS 9M                               868184   33-42921   811-1777
DEFINED ASSET FUNDS-MITF MSS 9N                               868185   33-43466   811-1777
DEFINED ASSET FUNDS-MITF MSS F                                742457   2-90051    811-1777

DEFINED ASSET FUNDS-MITF PAS-23                               715807   2-82247    811-1777

TOTAL:   17 FUNDS

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